Exhibit 99

News Release		The Ryland Group, Inc.
www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President

Investor Relations (818) 223-7548

RYLAND ANNOUNCES AMENDMENTS TO TENDER OFFER FOR DEBT SECURITIES

CALABASAS, Calif. (April 14, 2010) — The Ryland Group, Inc. (NYSE: RYL) announced today that it has amended certain terms of its previously announced offer to purchase for cash (the “Offer”) up to $225,000,000 (the “Aggregate Maximum Tender Amount”) of its outstanding senior notes listed in the table below (the “Notes”) as specified in the Offer to Purchase dated April 1, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”).  The amendments (1) increase the consideration offered for the 5.375% Senior Notes due 2012 (the “2012 Notes”), (2) eliminate the Minimum Condition (as defined below), (3) increase the Aggregate Maximum Tender Amount to $300 million and (4) add a maximum limitation on the 6.875% Senior Notes due 2013 and 5.375% Senior Notes due 2015 (collectively, the “Lower Priority Notes”) that may be purchased pursuant to the Offer.

The consideration offered for the 2012 Notes has been increased to $1,080.27 per $1,000 principal amount of 2012 Notes validly tendered.  This price is now both the Full Tender Offer Consideration and Late Tender Offer Consideration for the 2012 Notes.  This amount will be paid in respect of all 2012 Notes tendered on or before the Expiration Date (as defined below) and accepted for payment in the Offer, including all 2012 Notes previously tendered pursuant to the Offer.  The increased price was determined by reference to the formula that would be used to determine the redemption price payable for the 2012 Notes, assuming settlement on April 30, 2010 for the 2012 Notes purchased pursuant to the Offer.  Ryland intends to call for redemption all 2012 Notes not tendered and purchased pursuant to the Offer.

The consideration offered pursuant to the Offer for the Lower Priority Notes remains unchanged and holders of the Lower Priority Notes who tender such Notes after 5:00 p.m., New York City time, on April 14, 2010, the Early Tender Date for the Offer, will be eligible to receive only the applicable Late Tender Offer Consideration.  The table below summarizes certain terms of the Offer as revised:

Title of Security	CUSIP Numbers	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Full Tender Offer Consideration	Early Tender Payment	Late Tender Offer Consideration
5.375% Senior Notes due 2012	783764AL7	$199,071,000	1	$1,080.27	N/A	$1,080.27
6.875% Senior Notes due 2013	783764AM5	$215,152,000	2	$1,080.00	$20.00	$1,060.00
5.375% Senior Notes due 2015	783764AK9	$205,552,000	3	$1,000.00	$20.00	$980.00

Ryland also announced that it was eliminating the “Minimum Condition” applicable to the Offer, namely the condition that at least $200 million aggregate principal amount of Notes be validly tendered and not validly withdrawn pursuant to the Offer.  In addition, Ryland announced that it was increasing the Aggregate Maximum Tender Amount to $300 million and adding as a term of the Offer a limitation on the maximum principal amount of the Lower Priority Notes and that pursuant to such limitation Ryland will not purchase more than $100 million aggregate principal amount of the Lower Priority Notes (the “Lower Priority Note Maximum Tender Amount”).

In accordance with the terms of the Offer, if Notes of a series are validly tendered and not validly withdrawn such that the principal amount tendered exceeds the Aggregate Maximum Tender Amount, Ryland will accept for purchase Notes in accordance with the Acceptance Priority Level (in numerical priority order), provided that in no event shall Ryland be obligated to purchase an aggregate principal amount of Notes exceeding the Aggregate Maximum Tender Amount.  In addition, if Lower Priority Notes are validly tendered and not validly withdrawn such that the principal amount tendered exceeds the Lower Priority Note Maximum Tender Amount, Ryland will accept for purchase Lower Priority Notes in accordance with the Acceptance Priority Level (in numerical priority order), provided that in no event shall Ryland be obligated to purchase an aggregate principal amount of Lower Priority Notes exceeding the Lower Priority Note Maximum Tender Amount.  All Notes of a series tendered in the Offer having a higher Acceptance Priority Level will be accepted for purchase before any tendered Notes of a series having a lower Acceptance Priority Level are accepted for purchase.  If there are sufficient remaining funds to purchase some, but not all, of the Notes of a series of an applicable Acceptance Priority Level, the amount of Notes purchased in that series will be prorated based on the aggregate principal amount of Notes of that series validly tendered and not withdrawn in the Offer with respect to that series of Notes.  In the event that Ryland determines that the Aggregate Maximum Tender Amount and Lower Priority Note Maximum Tender Amount may be purchased in the Offer without the acceptance for payment of 5.375% Senior Notes due 2015 then no 5.375% Senior Notes due 2015 will be accepted for purchase.

Except as set forth above, the terms and conditions of the Offer remain unchanged.  The Early Tender Date for the Offer was 5:00 p.m., New York City time, on April 14, 2010.  Any Lower Priority Notes tendered after such time will not be eligible to receive the Full Tender Offer Consideration, including the Early Tender Payment, but will instead to entitled to receive the Late Tender Offer Consideration, which excludes the Early Tender Payment.  Withdrawal rights terminated on the Early Tender Date.  The Offer will expire at 5:00 p.m., New York City time, on April 29, 2010, unless extended by Ryland (the “Expiration Date”).

The Offer is subject to (i) the condition that a proposed financing be completed yielding proceeds sufficient to fund the purchase of the Notes and (ii) the general conditions set forth in the Offer to Purchase. Ryland may amend, extend or terminate the Offer at any time, subject to compliance with applicable law.

This press release is neither an offer to purchase, nor a solicitation for acceptance of the Offer. Ryland is making the Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal, as amended by this press release.

The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal, as amended by this press release. Holders are urged to read the tender offer documents carefully. Copies of the Offer to Purchase, Letter of Transmittal and this press release may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation, at 866-470-3900 (US toll-free) and 212-430-3774 (collect).

J.P. Morgan Securities Inc. is the Dealer Manager for the Offer. Questions regarding the Offer may be directed to J.P. Morgan Securities Inc. at (800) 245-8812 (toll-free) and (212) 270-3994 (collect).

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 285,000 homes and financed more than 240,000 mortgages.  Ryland currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements”. These forward-looking statements represent Ryland’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to Ryland on the date of this press release. Except as may be required under applicable law, Ryland does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ryland’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the debt tender offer and the related proposed debt financing transaction, including whether such tender offer and financing transaction will be successful and on what terms they may be completed, the risk factors set forth in Ryland’s most recent Annual Report on Form 10-K and other factors over which Ryland has little or no control.